Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of April 22, 2009 (the “Assignment Agreement”) by and between First Wind Acquisition IV, LLC (formerly known as UPC Wind Acquisition IV, LLC), a Delaware limited liability company (“FWA IV”), and Milford Wind Corridor Phase I, LLC, a Delaware limited liability company (“Milford I”). FWA IV and Milford I may be referred to individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, FWA IV and Clipper Turbine Works, Inc. (“CTW”) are parties to (a) that certain Amended and Restated Turbine Supply Agreement dated as of December 31, 2007, by and between FWA IV and CTW, as amended by Amendment No. 1 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of December 30, 2008, and as further amended by Amendment No. 2 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of April 22, 2009 (as such agreement may be amended or modified from time to time, the “Turbine Supply Agreement”), and (b) that certain Amended and Restated Warranty Agreement dated as of December 31, 2007, by and between FWA IV and CTW, as amended by Amendment No. 1 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of December 30, 2008 and as further amended by Amendment No. 2 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of April 22, 2009 (as such agreement may be amended or modified from time to time, the “Warranty Agreement”, and together with the Turbine Supply Agreement, the “CTW Agreements” or individually referred to as a “CTW Agreement”);

WHEREAS, FWA IV desires to assign and delegate all of its rights, obligations, title and interest in, to and under the CTW Agreements to Milford I (the “Assignment”) pursuant to the terms of each CTW Agreement;

WHEREAS, (a) CTW has agreed to provide written acknowledgement to the Assignment and (b) CTW and FWA IV, in connection with Milford I’s assumption and unconditional acceptance of FWA IV’s rights, obligations, liabilities, title and interest in, to, and under the CTW Agreements, have agreed to release each other of and from their respective obligations and liability to each other under the CTW Agreements as set forth in Exhibit A attached hereto; and

WHEREAS, by the execution and delivery of this Assignment Agreement, FWA IV will irrevocably assign and delegate to Milford I, and Milford I will irrevocably and unconditionally assume and accept all of FWA IV’s rights, obligations, liabilities, title and interest in, to, and under the CTW Agreements.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows intending to be legally bound:

AGREEMENT

1.                                       FWA IV does hereby irrevocably sell, transfer, assign, convey, set over and deliver to Milford I all of FWA IV’s rights, title and interest in, to, and under each CTW Agreement and FWA IV does hereby delegate to Milford I all of FWA IV’s obligations and liabilities in, to and under each CTW Agreement.

2.                                       Milford I irrevocably and unconditionally accepts the assignment and delegation set forth above and does hereby (i) irrevocably and unconditionally assume and agree to pay and/or perform when due, all liabilities, obligations and contractual commitments of FWA IV, in each case relating to each CTW Agreement occurring at any time, prior to, on or after the date of this Assignment Agreement, including, without limitation, the obligation to pay CTW all amounts owed or becoming due and payable under or pursuant to the CTW Agreements and (ii) agrees to be bound by all of the terms and conditions of the CTW Agreements.

3.                                       Milford I and FWA IV shall, from time to time after the delivery of this Assignment Agreement, at the request of either Party, prepare, execute and deliver to the requesting Party such other instruments of assumption, transfer and security and take such other action as the requesting Party may reasonably request so as to more effectively sell transfer, assign, convey, set over and deliver and vest in Milford I all rights, title and interest in, to and under each CTW Agreement.

4.                                       Representations and Warranties.

4.1             Each Party hereby represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) the execution, delivery and performance of this Assignment Agreement (i) are within its power, (ii) have been duly authorized by all necessary action on its part, (iii) do not require or will not require any approval (which has not been obtained) of its shareholders or members, or approval or consent of any trustee or holders of any of its indebtedness or obligations, and (iv) will not violate (A) any provision of applicable law or (B) any order of any governmental authority, which, in the case of either (A) or (B), could reasonably be expected to have a material adverse affect on it or which calls into question the validity or enforceability of this Assignment Agreement; (c) this Assignment Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with the terms thereof; and (d) there are no actions, proceedings, claims, suits, investigations, inquiries or similar actions pending, or to its knowledge, threatened, against it before any governmental authority or arbitral tribunal that question the validity or enforceability of this Assignment Agreement or that would materially and adversely affect its ability to perform its obligations under this Assignment Agreement.

4.2              Milford I hereby warrants and represents that it is not a wind turbine design or manufacturing competitor of CTW.

5.                                       Milford I hereby agrees that it, and its successors and assigns, are and shall be bound by all of the releases, disclaimers, exclusions, remedies and limitations on liability set forth under the CTW Agreements.

6.                                       This Assignment Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

7.                                       This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflict of laws or choice of laws principles other than Section 5-1401 of the General Obligations Law).

8.                                       This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Assignment Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first above written.

FIRST WIND ACQUISITION IV, LLC

By:	/s/ Evelyn Lim
Name:	Evelyn Lim
Title:	Secretary

MILFORD WIND CORRIDOR PHASE I, LLC

By:	/s/ Robert S. Schauer
Name:	Robert S. Schauer
Title:	Assistant Treasurer

EXHIBIT A

April 22, 2009

ACKNOWLEDGEMENT AND RELEASE

1.                                       Clipper Turbine Works, Inc., a Delaware corporation (“CTW”), with respect to that certain Assignment and Assumption Agreement by and between First Wind Acquisition IV, LLC (formerly known as UPC Wind Acquisition IV, LLC), a Delaware limited liability company (“FWA IV”), and Milford Wind Corridor Phase I, LLC, a Delaware limited liability company (“Milford I”), dated as of the date hereof (the “Assignment Agreement”), hereby:

(a)        acknowledges the foregoing Assignment Agreement; and

(b)       agrees that in connection with Milford I’s assumption and unconditional acceptance of FWA IV’s rights, obligations, liabilities, title and interest in, to, and under the CTW Agreements (as defined below) pursuant to the Assignment Agreement, from and after the date of the Assignment Agreement, Milford I shall be the “Purchaser” as defined in the CTW Agreements.

2.                                       Pursuant to Section 1(a) and (b) above, from and after the date of the Assignment Agreement, CTW and FWA IV shall have no obligations or liability toward one another arising out of, in connection with, under or as a result of the CTW Agreements. Accordingly, CTW and FWA IV hereby release each other from all obligations contained in and liabilities arising out of or in connection with, under or as a result of (a) that certain Amended and Restated Turbine Supply Agreement dated as of December 31, 2007, by and between FWA IV and CTW, as amended by Amendment No. 1 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of December 30, 2008, as further amended by the Clipper Windpower, Inc. letter dated as of January 30, 2009 re modification of insurance provisions, and as further amended by Amendment No. 2 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of April 22, 2009 (as such agreement may be amended or modified from time to time, the “Turbine Supply Agreement”), and (b) that certain Amended and Restated Warranty Agreement dated as of December 31, 2007, by and between FWA IV and CTW, as amended by Amendment No. 1 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of December 30, 2008 and as further amended by Amendment No. 2 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement dated as of April 22, 2009 (as such agreement may be amended or modified from time to time, the “Warranty Agreement”, and together with the Turbine Supply Agreement, the “CTW Agreements”).

IN WITNESS WHEREOF, this Acknowledgement and Release has been duly executed and delivered by the duly authorized officers of the parties as of the date first above written.

CLIPPER TURBINE WORKS, INC.

By:	/s/ Robert Gates
Name:	Robert Gates
Title:	Sr. Vice President

FIRST WIND ACQUISITION IV, LLC

By:	/s/ Evelyn Lim
Name:	Evelyn Lim
Title:	Secretary

MILFORD WIND CORRIDOR PHASE I, LLC

By:	/s/ Robert S. Schauer
Name:	Robert S. Schauer
Title:	Assistant Treasurer